UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2016

MannKind Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-50865	13-3607736
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

25134 Rye Canyon Loop, Suite 300 Valencia, California		91355
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (661) 775-5300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. of Form 8-K):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 14, 2016, MannKind Corporation (the “Company”) received a letter from The Nasdaq Stock Market (the “Nasdaq Letter”) indicating that for 30 consecutive business days the Company’s common stock had not maintained a minimum closing bid price of at least $1.00 per share (the “Minimum Bid Price Requirement”) as required by Nasdaq Listing Rules.

Under Nasdaq Listing Rule 5810(c)(3)(A), if during the 180 calendar day period following the date of the Nasdaq Letter (the “Compliance Period”), the closing bid price of the Company’s common stock is at or above $1.00 for a minimum of 10 consecutive business days, the Company will regain compliance with the Minimum Bid Price Requirement and its common stock will continue to be eligible for listing on the Nasdaq Global Market absent noncompliance with any other requirement for continued listing.

If the Company does not regain compliance with the Minimum Bid Price Requirement by the end of the Compliance Period, under Nasdaq Listing Rule 5810(c)(3)(A)(ii), if on the last day of the Compliance Period the Company is in compliance with the market value requirement for continued listing, as well as all other standards for initial listing of its common stock on the Nasdaq Capital Market (other than the bid price requirement), the Company may apply to transfer the listing of its common stock to the Nasdaq Capital Market if the Company also provides written notice to Nasdaq of its intention to cure the deficiency during a second compliance period (by effecting a reverse stock split if necessary), at which point Nasdaq may grant the Company additional time to regain compliance with the Minimum Bid Price Requirement.

If the Company does not regain compliance with the Minimum Bid Price Requirement by the end of the Compliance Period and it determines not to submit a transfer application and make the required representation, the Company’s common stock will be subject to delisting.

The Company intends to monitor the closing bid price of its common stock and may, if appropriate, consider implementing available options to regain compliance with the Minimum Bid Price Requirement under the Nasdaq Listing Rules.

On September 21, 2016, the Company informed The Nasdaq Stock Market that it had failed to publicly announce the receipt of the Nasdaq Letter within four business days following receipt of the Nasdaq Letter. Due to such failure, the Company did not comply with Nasdaq Listing Rules 5250(b)(2) and 5810(b), which require listed companies that receive a notification of deficiency from Nasdaq to make a public announcement as promptly as possible (but not more than four business days following the receipt of such notification) disclosing receipt of the notification and the rule(s) upon which the deficiency is based, and describing each specific basis and concern identified by Nasdaq in reaching its determination.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 22, 2016	MANNKIND CORPORATION

	By:	/s/ David Thomson
David Thomson, Ph.D., J.D.
Corporate Vice President, General Counsel and Secretary